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                                                                    EXHIBIT 10.1

                               A G R E E M E N T
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     AGREEMENT dated this 8th day of April, 1996, by and among Meridian Bancorp,
Inc. ("the Company"), CoreStates Financial Corp ("CoreStates") and Samuel A. McCullough ("Executive").

     WHEREAS, the Company and Executive entered into a Termination Agreement dated July 1, 1986 (the "Termination Agreement"); and

     WHEREAS, the Company and Corestates have entered into an Agreement and Plan of Merger (the "Merger");

     NOW, THEREFORE, in consideration of the mutual covenants herein contained, and intending to be legally bound, the parties agree as follows:

     1. The Termination Agreement is hereby amended to add the following Sections 3(f) and 3(g):

         3. (f) Notwithstanding the foregoing provisions of this Section 3, the present value (determined in accordance with the provisions of Section 280G of the Internal Revenue Service Code of 1986, as amended (the "Code")) of the total amount of all payments under this Termination Agreement, when aggregated with any other payments to Executive which constitute parachute payments (within the meaning of Section 280G of the Code) shall in no event exceed 2.99 times the Executive's "base amount" (as determined under Section 280G of the Code). To the extent that payments or benefits are reduced hereunder, Executive may designate which payments or benefits shall be reduced. In the event Executive fails to make such designation in a reasonably timely fashion, CoreStates shall be entitled to do so.

          3. (g) The payments made under this Section 3 of the Termination Agreement shall not be taken into account as compensation for purposes of computing benefits under the Meridian Bancorp, Inc. Supplemental Executive Retirement Plan (the "SERP"). Executive hereby waives any right to have such payments taken
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     into account for purposes of the SERP, and agrees that this waiver shall be considered an effective waiver under Section 9.1(h) of the SERP.

          2. Notwithstanding anything in the Termination Agreement to the contrary, the Termination Agreement, as amended herein, is hereby terminated by mutual agreement among Executive, the Company and CoreStates effective June 30, 1996. The execution of this Agreement by Executive shall constitute the Notice of Termination referred to in Section 2(a) of the Termination Agreement. On
July 1, 1996 Executive shall commence receipt of the compensation and benefits set forth in Section 3 of the Termination Agreement, as amended herein, for a period of thirty-six (36) months ending on June 30, 1999. Pursuant to Section 5 of the Termination Agreement, any contrary or inconsistent provisions of
Section 1, 2 or 3 of the Termination Agreement are hereby modified or deleted in order to accomplish the foregoing.

          3. Notwithstanding the fact that he will not be in the status of employee, the Company and Corestates agree that Executive shall be permitted to exercise all of his vested stock options, to the extent not previously exercised, during the 90-day period commencing on and including the last day of his employment with CoreStates, in accordance with the terms, conditions and limitations set forth in the CoreStates Stock Option Plan.

          4. Commencing on July 1, 1996 and ending on June 30, 1997 (the "Consultancy Period"), Executive shall provide

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consulting services on an exclusive basis to CoreStates.  Such services shall be supplied by Executive as an independent contractor and not as an employee. If prior to June 30, 1996 Executive accepts employment with another entity, or enters into any other relationship or commitment inconsistent with his obligation to provide exclusive services to CoreStates, the consultancy relationship and the payments therefor shall not commence. The consultancy relationship shall terminate automatically on June 30, 1997, unless earlier terminated by CoreStates for Cause. As used herein, "Cause" shall mean: (i) a documented repeated and willful failure by Executive to perform his duties as a Consultant after written demand; (ii) his unappealable conviction of a felony;
or (iii) the issuance by the federal regulators of CoreStates of unappealable orders to the effect that he be permanently prohibited from providing services to CoreStates. If the consultancy relationship is terminated for Cause, no further payments shall be made thereafter under Section 5 of this Agreement. Termination for Cause shall be effective upon written notice delivered to Executive or mailed by certified mail to his home address.

          5. For all of the services to be rendered by Executive as a consultant, CoreStates shall pay Executive a total fee of One Million Dollars ($1,000,000.00), to be paid bi-weekly in twenty-six equal installments of $38,461.53, subject to the provisions of Section 4 above. Notwithstanding anything herein to the contrary, the consultancy payments described in

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this Section 5 shall not be paid to the extent that, in the judgment of the
Company's or CoreStates' independent public accountant, the payment would adversely affect pooling of interest accounting treatment with respect to the Merger or would jeopardize any other aspect of the Merger Agreement.

          6. The terms upon which consulting services will be rendered by Executive are as follows:

              (a) Executive shall make himself available to CoreStates for a maximum of two hundred (200) days during the Consultancy Period, for a maximum of ten (10) hours per day; provided, however, that Executive shall not be required to make himself available for more than a total of one thousand, six hundred (1,600) hours during the Consultancy Period;

              (b) Executive's services shall be provided on a schedule mutually agreed upon between Executive and the Chairman of the Board of Directors of CoreStates;

              (c) Executive's duties shall include calling on former customers of Meridian and other large customers of CoreStates as mutually agreed; advising the top management group of CoreStates as requested; the representation of CoreStates with public bodies, industry associations and other persons or organizations as mutually agreed; and other activities as mutually agreed;

              (d) Executive shall be reimbursed for reasonable expenses incurred in connection with his consulting services in

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accordance with the CoreStates Travel and Entertainment Policy, a copy of which will be provided to Executive.

        7. Confidential Information. Executive agrees that all of the provisions of CoreStates' Employee Handbook relating to the definition and protection of Confidential Information, Business Relations, Financial Information, Proprietary Information and Examination Information (including, but not limited to, those provisions appearing at pages 3 through 5 of the Handbook), and his obligations to comply therewith and to protect such information, will continue to apply to him after the termination of his employment with the Company or CoreStates, regardless of the reason for termination, and that he will continue to be contractually bound by those provisions after the termination of his employment.

        8. Non-Competition. Executive agrees that for a period of twelve months after Executive's employment with the Company or CoreStates terminates, regardless of the reason for termination, Executive shall not, directly or indirectly, anywhere within the United States, engage in (as principal, partner, director, officer, agent, employee, consultant, owner, independent contractor or otherwise, with or without compensation) or hold a financial interest in any organization engaged in the business of banking (including, but not limited to, the providing of wholesale banking services, consumer financial services, retail banking, trust and investment management services, electronic payment services, secured and

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unsecured loan and financing services, real estate financing services, asset and investment management and fiduciary services, securities brokerage services, bank-eligible municipal securities, dealing and underwriting services, investment banking services, cash management services, international banking services, financial risk management services, financing bankers' acceptances, investment advisory services, underwriting services, consumer and commercial credit card services, merchant card services, card processing services, and electronic transaction processing services) or which otherwise is engaged in competition with the Company or CoreStates, or their subsidiaries or affiliates.

        The foregoing restriction and the exclusivity provision of Section 4 herein shall not be construed to prohibit the ownership by Executive of not more than five percent (5%) of any class of securities of any corporation which is engaged in any of the foregoing businesses having a class of securities registered pursuant to the Securities Exchange Act of 1934, provided that such ownership represents a passive investment and that neither Executive nor any group of persons including Executive in any way, either directly or indirectly, manages or exercises control of any such corporation, guarantees any of its financial obligations, otherwise takes part in its business, other than exercising his rights as a shareholder, or seeks to do any of the foregoing.



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        9.  No Solicitation.  Executive agrees that for a period of twelve months after Executive's employment with the Company or CoreStates terminates, regardless of the reason for the termination, he will not, either directly or indirectly, (i) solicit the employment of any person who was employed by the Company or Corestates on a full or part-time basis at the time Executive last performed services for the Company or CoreStates unless such person (a) was involuntarily discharged by the Company or CoreStates or such affiliate; or (b) voluntarily terminated his or her relationship with the Company or CoreStates or such affiliate prior to Executive's termination of employment; or (ii) call on or solicit any person, firm, corporation or other entity who or which at the time of such termination was, or within five years prior thereto had been, a customer of the Company or CoreStates or any of their subsidiaries or affiliates with respect to the activities prohibited by Section 8 hereof.

       10.  Equitable Relief.

            (a) Executive acknowledges that the restrictions contained in Sections 7, 8, 9 and hereof are reasonable and necessary to protect the legitimate interests of the Company and CoreStates, that the Company and CoreStates would not have entered into this Agreement in the absence of such restrictions, and that any violation of any provision of those Sections will result in irreparable injury to the Company or CoreStates. Executive represents that his experience and capabilities are such that the restrictions contained in Sections 8 and 9 hereof



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will not prevent Executive from obtaining employment or otherwise earning a living at the same general level of economic benefit as anticipated by this Agreement. Executive further represents and acknowledges that (i) he has been advised by the Company to consult his own legal counsel in respect to this Agreement; and (ii) that he has, prior to execution of this Agreement, reviewed thoroughly this Agreement with his counsel.

        (b) Executive agrees that the Company or CoreStates shall be entitled to preliminary and permanent injunctive relief, without the necessity of proving actual damages, as well as to an equitable accounting of all earnings, profits and other benefits arising from any violations of Sections 7, 8, or 9 hereof, which rights shall be cumulative and in addition to any other rights or remedies to which the Company or CoreStates may be entitled. In the event that any of the provisions of Sections 7, 8 or 9 hereof should ever be adjudicated to exceed the time, geographic, product or service, or other limitations permitted by applicable law in any jurisdiction, then such provisions shall be deemed reformed in such jurisdiction to the maximum time, geographic, product or service, or other limitations permitted by applicable law.

        (c) Executive irrevocably and unconditionally (i) agrees that any suit, action or other legal proceeding arising out of this Agreement in which any party is seeking in whole or in part any form of equitable relief, including without limitation, any action commenced by the Company or CoreStates for



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preliminary and permanent injunctive relief and other equitable relief, may be brought in any court of competent jurisdiction in Philadelphia County, Pennsylvania; (ii) consents to the non-exclusive jurisdiction of any court in any such suit, action or proceeding; and (iii) waives any objection which Executive may have to the laying of venue of any such suit, action or proceeding in any such court.

        (d) Executive agrees that CoreStates may provide a copy of Sections 7, 8 and 9 of this Agreement to any business or enterprise (i) which he may directly or indirectly own, manage, operate, finance, join, control or participate in the ownership, management, operation, financing, control or control of; or (ii) with which he may be connected as an officer, director, employee, partner, principal, agent, representative, consultant or otherwise, or in connection with which he may use or permit his name to be used; provided, however, that this provision shall not apply in respect of Sections 8 and 9 of this Agreement after expiration of the time periods set forth herein. Executive agrees to notify CoreStates promptly upon the establishment of any relationship between him and any such business or enterprise covered by this Section 10(d).

        11.  Arbitration.  Any controversy arising out of, or relating to the operation, of this Agreement, or any modification or extension hereof, which involves a claim for purely legal, and not equitable, relief shall be settled by arbitration in accordance with the rules then obtaining of the American



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Arbitration Association regarding commercial disputes. The award of the arbitrators shall be final and binding. All proceedings in such arbitration shall be conducted in Philadelphia, Pennsylvania. Any such arbitration proceedings must be instituted within the first to occur of (i) one year after knowledge that the claimed wrong or breach occurred, or (ii) three years after the claimed wrong or breach occurred. The failure to institute arbitration proceedings within such period shall constitute an absolute bar to the institution of any proceedings and a waiver of all claims.

        12. In the event that CoreStates institutes judicial proceedings seeking equitable relief, or institutes arbitration proceedings, in which it contends that Executive has violated any of his obligations under this Agreement, CoreStates' right, if any, to discontinue payments during the pendency of those proceedings will be limited to those payments described in
Section 5 herein. This Section 12 does not constitute an acknowledgement by Executive that CoreStates has, or will have, any right to discontinue such payments under any circumstances.

        13. Waiver. No provision of this Agreement may be modified, waived, or discharged unless such waiver, modification, or discharge is agreed to in writing and signed by Executive and CoreStates. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar


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provisions or conditions at the same or at any prior or subsequent time.

        14. Assignment. This Agreement shall not be assignable by either party, except by CoreStates to any successor in interest to CoreStates' business.

        15. Entire Agreement. This Agreement contains the entire agreement of the parties relating to the subject matter of this Agreement. Any other Agreements are hereby superseded to the extent that they limit, qualify duplicate, or are inconsistent with this Agreement.

        16. Successors: Binding Agreement. CoreStates will require any successor (whether direct or indirect, by purchase, merger, consolidation, or otherwise) to all or substantially all of the business and/or assets of CoreStates to expressly assume and agree to perform this Agreement in the same manner and to the same extent that CoreStates would be required to perform it if no such succession had taken place. Failure by CoreStates to obtain such assumption and agreement prior to the effectiveness as of any such succession shall constitute a breach of this Agreement.

        17. Validity. The invalidity or unenforceability of any provisions of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

        18. Applicable Law. This Agreement shall be governed by and construed in accordance with the domestic laws (but not the law of conflicts of law) of the Commonwealth of Pennsylvania.



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        19.  Headings.  The headings of the Sections of this Agreement are for convenience only and shall not control or affect the meaning or construction or limit the scope of intent of any of the provisions of this Agreement.

        20. Execution in Counterparts. This Agreement may be executed in one or more counterparts and shall be effective upon such execution. Any original executed in counterpart shall be deemed an executed original. Executed counterparts which have been communicated by facsimile transmission shall be as fully effective as an original executed counterpart.

        IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                        MERIDIAN BANCORP, INC.

                                        By:
                                           --------------------------
                                           Title

                                        Attest:
                                               ----------------------
                                               Title

                                        /s/ Samuel A. McCullough     (SEAL)
                                        -----------------------------

                                        Witness:
                                                ---------------------

                                        CORESTATES FINANCIAL CORP

                                        By:
                                           ---------------------------
                                           Title:

                                        Attest:
                                               -----------------------
                                               Title


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